EXHIBIT 10.3 - Aircraft Purchase Agreement - LOGISTIC AIR (Redacted - 2/12)

AIRCRAFT PURCHASE AGREEMENT

This Aircraft Purchase Agreement (this "Agreement"), dated as of August 12, 2009, is made between Logistic Air, Inc. ("Seller"), a Nevada corporation, and Baltia Airlines, Inc. ("Buyer"), a New York corporation. Seller and Buyer are occasionally collectively referred to in this Agreement as the "Parties".

Buyer desires to purchase one used Boeing 747~200 series Aircraft without engines, and Seller desires to sell one used Boeing 747-200 series Aircraft without engines to Buyer.

In consideration of the mutual covenants and agreements herein contained, and of other valuable consideration, receipt and sufficiency of which are hereby acknowledged, and upon the terms and conditions herein specified, the Parties hereby agree as follows:

Section 1. Subject Matter of Sale.

Seller hereby agrees to sell to Buyer and Buyer hereby agrees to purchase from Seller one used Boeing 747-200 series Aircraft without engines bearing manufacturer's serial number 21035 and FAA registration No. N559EV (the "Aircraft"), in "AS TS, WHERE IS CONDITION". It is acknowledged by the Parties that Seller is not selling any aircraft engines to Buyer under this Agreement, as Buyer is only buying the Airframe with no engines installed. Consequently, the terms "Aircraft" and "Property" will not include engines or any parts, components and/or accessories related to the engines or any other avionics, parts) accessories, components or other equipment to the exte11t that they are not installed upon the Airframe upon Seller's tender of the Aircraft to Buyer at Closing (the "Delivery"). Records associated with the Aircraft which are in sellers possession, will be sold with the Aircraft. The Records and Aircraft will be referred to as "Property or the Aircraft".

Section 2. Purchase Price and Manner of Payment.

(a) Purchase Price- The purchase price for the Property is $450,000 USD, payable as provided below.

The Purchase Price shall be payable in full by wire transfer prior to the Delivery Date. Purchase price shall consist of $425,000 USD cash payment by way of wire transfer and value of $25,000 in Buyers company stock.

In exchange for the $25,000 due for Aircraft Purchase, the Buyer shall issue $25,000 worth of Company stock. Company stock shall consist of 1,000,000 shares of the Buyers company stock issued to Seller, plus Seller share also receive 250,000 warrants exercisable at a strike price of $0.15.

(b) All Payments By Wire Transfer - On or prior to the Closing Date, Buyer will pay to Seller all amounts due to Seller under this Agreement by unconditional irrevocable wire transfer of immediately available same day funds to Seller's account as listed below or to other account specified by Seller, additionally all stocks and warrants contemplated herein shall be transferred to Seller prior to closing.

Bank Name: Account Name: Account No.: Bank Address: Swift Code: ABA #: Reference:	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

(c) Closing. The date upon which title to the Property transfers from Seller to Buyer is the "Closing Date". Such transfer of title is hereinafter referred to as the ''Closing".

(d) Deposit. It is acknowledged that prior to execution of this documents Buyer has transferred to Sellers account a non-refundable deposit in the amount of $25,000 USD for the Property (the "Deposit"), Seller acknowledges receipt of aforementioned Deposit. Seller will have no obligation to segregate the Deposit from its general funds, and the Deposit will not accrue interest for the benefit of Buyer. The Deposit will be credited towards the Purchase Price of the Property on the Closing Date. The Deposit shall be refundable only in the event that the Aircraft suffers a Total Loss or suffers damages, which the Seller chooses not to rectify, such repair of damages shall be at Sellers sole discretion.

(e) Payment of Balance of Purchase Price - Upon signing of this agreement Buyer shall transfer to Sellers account $25,000 USD and plus the $25,000 of Company stock and warrants as further described in section 2 (a), this payment shall be credited against the purchase price. The aforementioned $25,000 USD payment and stock and wanant transfer shall be refundable only if Buyer makes written request by September 7th, 2009 that it would like to cancel this agreement and requests the return of its $25,000 USD payment and stock, after that date the payment and the stock shall become non-refundable. On the Closing Date, Buyer will pay to Seller an additional $375,000 USD. Buyer will be responsible for paying any sales) value added, or similar taxes which may arise as a result of this transaction, as provided for in Section 6.

(f) Resale Exemption Certificate - No later than five business days prior to the Closing Date, Buyer will provide to Seller a legal and valid sales tax exemption certificate, for the state of Arizona, executed in good faith and in compliance with applicable law, exempting Seller's sale of the Property to Buyer [Tom sales tax. if no such exemption is available, Buyer will pay to Seller at Closing, in addition lo the Purchase Price, all applicable sales tax (on a net after-tax basis).

Section 3. Closing Date, Delivery, Acceptance and Casualty Occurrence

(a) Closing and Pre-Positioning of Certain Closing Documents - The Closing Date will be a business day on which banks in Reno, Nevada and the FAA Registry Office in Oklahoma City are open for business. Buyer and Seller shall agree to the Closing Date in writing. In no event will the Closing Date be later than September 30, 2009. The Closing will take place by teleconference on the agreed~upon date, provided that all necessary originally executed documents are pre-positioned. On the Closing Date, Buyer will execute and deliver to Seller an Aircraft Delivery Receipt in the form of Exhibit C hereto, confirming that the Property has been delivered to Buyer. The Property will be delivered to Buyer on the Closing Date at the Delivery Location.

(b) Inspection. Acceptance and Delivery of Property - Buyer acknowledges that to its satisfaction it has already completed its inspection of the Aircraft and Records prior to the execution of this Agreement. By its signature to this Agreement, Buyer confirms its satisfactory inspection of the Property. Buyer acknowledges that it is relying on its own inspection and knowledge of the Aircraft and not on any inspection or representation of Seller. The Aircraft and Records are currently being stored at Evergreen Air Center ('EAC'") in Marana, AZ, and will remain stored at EAC until delivery of the Property.

Buyer has inspected the Property at its current location at EAC, which is located at Pinal Air Park in Marana, Arizona. Within five business days of execution of this Agreement) Buyer will execute and deliver to Seller an Aircraft Certificate of Acceptance in the form of Exhibit B hereto, confirming that Buyer has accepted the Property. Upon the Closing Date, Buyer will execute and deliver to Seller an Aircraft Delivery Receipt in the form of Exhibit C hereto, and that will serve to confirm Delive1y of the Prope1ty, and confirm Buyer's unconditional and irrevocable acceptance of the Property.

(c) Delivery - Seller will deliver the Property to Buyer in Marana Arizona at Evergreen Air Center EAC (the "Delivery Location").

(d) Risk of Loss - Buyer will bear all risk of loss or damage to the Property following Closing.

(e) Damage to the Property Prior to Closing - Seller will notify Buyer in writing if Seller cannot deliver the Property to Buyer by September 30, 2009, due to destruction of 01.· damage to the Property prior to Delivery to Buyer. If the Aircraft is damaged beyond reasonable economic repair, this Agreement will terminate, without liability or obligation on the pm1 of either Party, except that Seller will refund to Buyer any sums received by Seller in payment of the Purchase Price, provided that such damage is not the result of Buyer's negligence or willful misconduct. (If such damage is the result of Buyer's negligence or willful misconduct, then the sale of the Property will proceed as though no such damage had occurred.) In the event of total loss Buyer shall not have any claims to any insurance proceeds for the Aircraft.

(Q Non-Closure of Transaction - If the Closing fails to occur by September 30) 2009 due to any reasons other than. item (e) above) then the Seller will be entitled at its option to retain the Deposit and Payments received without obligation to return it to Buyer, and Seller will after the exercise of such option have no further obligations or liability to Buyer and may sell the Property to any other purchasers.

(g) Condition of Property -Seller will sell the Property to Buyer in its "AS IS", "WHERE IS" CONDITION and SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY ANO REPRESENTATION AS SET FORTH IN SECTIONS 3, 7 AND 9 HEREOF. Without limiting the foregoing, Buyer agrees that Seller will be under no obligation to correct any deficiencies of any type (except as to Title) that may be found with respect to the Property. (h) Storage Charges. Seller will assume all responsibility of any and all Aircraft storage and parking fees accumulated against the Aircraft prior to Closing arising from the storage of the Property at EAC.

(i) FAA Counsel / Bill of Sale - Daugherty, Fowler, Peregrin, Haught & Jenson ("Special FAA Counsel'') will act as FAA counsel and closing agent for this transaction. Seller will position FAA Bills of Sale (i.e., form R050-2) for the Aircraft with Special FAA Counsel in advance of the Closing Date. Upon Seller's receipt of(l) the Purchase Price, (2) a fully executed Aircraft Certificate of Acceptance in the form of Exhibit B, and (3) a fully executed Aircraft Delivery Receipt in the form of Exhibit C, Special FAA Counsel will record the FAA Bill of Sale at the FAA Registry in Oklahoma City, Oklahoma. Upon Special FAA Counsel's recording the FAA Bill of Sale at Closing, Seller will deliver to Buyer a fully executed warranty bill of sale in the form attached hereto as Exhibit D. Buyer will pay the fees of Special FAA Counsel for the services contemplated in thi8 Section 3(i), if Buyers desires to have Special Counsel file on its behalf on the FAA Civil Registry.

Section 4. Buyer's Post-Closing Actions.

Buyer must, within no later than three business days after the Closing Date, reregister the Aircraft of which the Aircraft formed a part at the FAA Registry. Buyer will promptly notify Seller when such reregistration is complete (which both Parties anticipate will occur on the Closing Date).

Section 5. Sanction Restrictions.

Buyer covenants that neither the Buyer nor its agents, assigns, or. other persons or entities purchasing or in any manner receiving the Aircraft intend to operate, use, or shall sell or otherwise dispose of the Aircraft or any p<:u1s thereof (either ln a single transaction or a series of transactions) to any company or entity which is incorporated, domiciled or otherwise present in any country which is at the time of such transaction or transactions is subject to embargo restrictions, sanctions or other export control legislation affecting imposed by either the United Sates of America, or the United Nations.

Section 6. Taxes.

Seller has determined the Purchase Price on the basis that Seller has detennined the Purchase Price on the basis that there will be no taxes, duties, imposts, or charges of any kind or nature whatsoever ('"Taxes") with respect to the transactions contemplated hereby, including but not limited to: (a) the transfer of title to the Property; (b) the deregistration or reregistration of the Aircraft; or (c) the transfer of possession of the Property to Buyer. To the extent that any Taxes are collected by, from, or asserted against Seller, Buyer or the Property as the result of the transactions contemplated hereby, then the amount payable by Buyer at closing shall be increased to reflect the value, on a net after~ tax basis, of such Taxes. If any such Taxes are collected or imposed on Seller after the payment of the Purchase Price to Seller, then Buyer shall indemnify Seller, on a net after-tax basis, against such Taxes (including, without limitation, sales, use, rental, tangible property, intangible propetty, excise and stamp taxes, withholding taxes, value-added taxes, levies, imposts, customs duties, or similar chargestogether with any penalties, fines, interest thereon or additions thereto ~ that may pe imposed on or asserted against Seller, Buyer, or the Property by any federal, state or local government or other taxing authority in the United States.or any foreign government or any political subdivision or taxing authority thereof or any territory or possession of the United States or any international authority in connection with or relating to this Agreement and the transactions contemplated by this Agreement). At any future date, upon dema11d of any governmental authority for payment of any such tax or charge, Seller will immediately notify Buyer and Buyer will immediately pay the same, provided, however, that in the event that Seller is required to pay the same, Seller will invoice Buyer for the amount of such tax or charge to be paid by it and Buyer will immediately reimburse Seller for such amount.

Buyer will not, however, be obligated to indemnify Seller with respect to:

(i) Taxes based on profits, income, capital gains, net worth, gross or net receipts (except those taxes which are in the nature of a sales, use, value added, or similar transactional tax), capital franchises or conduct of business payable by Seller to any taxing authority in any jurisdiction.

The exceptions to Buyer's tax indemnification responsibilities set forth in (i) above will not apply to the extent Seller would nor have been subject to such taxes in such jurisdiction but for (a) the use of the Property by Buyer (including delivery of the Property by Seller) in such jurisdiction or (h) the conduct of business or other presence of Buyer in such jurisdiction.

Section 7. Representations, Warranties and Disclaimer of Warranties.

(a) Limited Warranties and Disclaimer or Warranties.

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH JN SECTTON 7(a) OF THIS AGREEMENT, SELLER HAS NOT AND WILL NOT BE DEEMED TO HAVE MADE (WHETHER BY VIRTUE OF HAVJNG SOLD THE EROPERTY UNDER THIS AGREEMENT, OR HAVTNG ACQUIRED OR OPERATED THE PROPERTY OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVTNG ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS AGREEMENT OR OTHERWISE)) AND ~ELLER HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE Title (EXCEPT AS PROVJDED IN CLAUSE 1 IN THE SECOND PARAGRAPH OF THIS SECTION 7(a), AIRWORTHINESS, CONDITION, Eligibility FOR REGISTRATION, DESIGN, OPERATION, MERCHANTABILITY, FREEDOM FROM CLAIMS FOR INFRINGEMENT OR THE LIKE, OR FITNESS FOR USE FOR A PARTICULAR PURPOSE, OF THE E_ROPERTY, OR AS TO THE QUALITY OF THE MATERJAL OR WORKMANSHIP OF THE PROPERTY, THE ABSENCE THEREFROM OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE PROPERTY, AND FOREVER HEREBY WAJVES, RELEASES, RENOUNCES AND DISCLAIMS EXPECTATION OF OR RELIANCE UPON ANY SUCH WARRANTY OR WARRANTIES. SELLER WILL NOT HAVE ANY RESPONSIBILITY OR LIABILITY TO BUYER OR ANY OTHER PERSON, WHETHER ARISING IN CONTRACT OR TORT OUT OF ANY NEGLIGENCE OR STRICT LIABILITY OF SELLER OR OTHERWISE, FOR (I) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE PROPERTY OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH, (II) THE USE, OPERATION OR PERFORMANCE OF THE PROPERTY OR ANY RISKS RELATING THERETO, (III) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES) OR (IV) THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE PROPERTY.

The warranties and representations set forth in this Section 7(a) are exclusive and in lieu of all other representations or warranties whatsoever, express or implied, and Seller will not be deemed to have made any other warranties, except that Seller hereby makes the following representations and warranties, which representations and warranties will survive the execution and delivery of this Agreement and delivery of the Property:

1. at time of Delivery of the Property to Buyer on the Closing Date, title to the Property will be vested in Seller, and Seller will be able to convey good and valid title free and clear of any and all liens and other encumbrances (except for those arising by or through Buyer);

2. this Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms;

3. the officer executing this Agreement and the Aircraft Warranty Bill of Sale has the authority to execute the same and thereby bind Seller; 4. this Agreement has been duly authorized by all necessary corporate action on the part of Seller;

5. Seller is a Nevada corporation duly organized, validly existing and in good standing under the laws of Nevada, and has the corporate power and corporate authority to cany on its business and to enter into and perform its obligations under thi.s Agreement; and

6. the execution and delivery hy Seller of this Agreement, and the performance by Seller of its obligations under this Agreement are not and will not be inconsistent with its articles of incorporation or bylaws, do not and will not contravene any law, govemmental rule or regulation, judgment or order applicable to it, and, as of the Closing Date) will not contravene any provision of, or constitute a default under, any materia] indenture, mortgage) contract or other instrument to which it is a party or by which its properties or it is bound.

(b) Representatjons and Warranties of Buyer.

Buyer hereby makes the following representations and warranties, which representations and warranties will survive the execution and delivery of this Agreement and the delivery of the Property:

1. this Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer enforceable against Buye1· in accordance witl1 its terms;
2. the officer executing this Agreement has the authority to execute the same and thereby bind Buyer;
3. this Agreement has been duly authorized by all necessary corporate action on the part of Buyer;
4. Buyer is a duly organized and validly existing corporation under the laws of the State of New York, and has the corporate power and authority to enter into and perform its obligations under this Agreement; and
5. the execution and delivery by Buyer of this Agreement, and the performance by Buyer of its obligations under this Agreement, are not and will not be inconsistent with its articles of incorporation or bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to it, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party of by which it is bound.

Section 8. Buyer Insurance

Buyer represents and warrants that it shall maintain the following insurance coverage, comprehensive airline liability, aircraft third party, war risk and allied perils, property damage, passenger, baggage, and cargo and airline general third party (including aircraft liability, product liability, and completed operations) insurance, and comprehensive all risk liability insurance in amounts and on terms comparable to policies carried by similarly situated companies covering the Aircraft. Such insurance policy shall name Seller and of each Seller Indemnitee as an additional insured on any liability policies covering the Aircraft for a period of two years after the Delivery Date (it being understood that the preceding shall not apply to any hull insurance). Buyer will cause its insurers to ensure that the insurance required under this Section 8 will continue in force for the benefit of any Insured Party for at least 30 days after written notice to Seller, except that with respect to war risk and allied perils coverage, seven days' prior written notice may be given if it is impossible to give 30 days' prior written notice. Buyer will cause its insurers to immediately notify Seller in the event of any cancellation of (or prospective cancellation) or any material change (or prospective material change) in the coverage required under this Section 8. Seller will bear no liability for premium charges for any of the coverage required of Buyer under this Section 8.

Section 9. General Indemnity.

Buyer agrees to indemnify and release Seller and its affiliated companies and their officers, directors, shareholders) agents and employees, and their successors and assigns (collectively, ('lndemnitees") against and from any and all claim.s, damages, losses, liabilities, demands, suits, judgments, causes of action, legal proceedings, whether civil (arising in tort, contract, or otherwise) or criminal, penalties, fines, or other sanctions, and any attorney's fees and other reasonable costs and expenses in connection herewith or therewith, including any of the foregoing arising or imposed with or without Indemnitees' fault or negligence (whether, sole, joint, concurrent, comparative, simple, gross, passive, active or any other type) or under the doctrine of strict liability (any and all of which are hereafter referred to as "Claims"), which in any way may result from, pertain to or arise in any manner oui of) or are in any manner related to (a) the Property (or any part thereof) or this Agreement or any document or record in connection herewith, or the breach of any representation, warranty or covenant made by Buyer hereunder or under any other such document, or (b) the condition, ownership, manufacture, maintenance, purchase, delive1y, non~delivery, acceptance, repair, rejection, possession, return, disposition or use, or operation of the Property (or any part thereof or Record relating thereto) either in the air or on the ground or at sea, or (c) any defect in the Property (or any part thereof or Record relating thereto), whether or not discovered or discoverable by Buyer or lndemnitees, arising from the material or any articles used therein or from the design, testing, or use thereof or from any · maintenance, service, repair, overhaul, or testing of the Property (or any part thereof or Record relating thereto), whether or not they are in possession of Buyer, and regardless of where they may then be located, or (d) any transactions, approvals, or documents contemplated by this Agreement or given or entered into in connection herewith. The foregoing indemnity will not, however, extend to Claim to the extent resulting from or arising out of or attributable to one or more of the following: (i) the incorrectness at the time when made of any representation or warranty by Seller in this Agreement (it being understood that Seller makes no representation or warranty as to the condition of the Property other than as to title); (ii) the failure by Seller to perform or observe any material agreement, covenant or condition on its part required to be performed or observed by it in this Agreement; (iii) property or similar taxes assessed against the Property (or any part thereof or Record relating thereto) and payable for any period prior to the Closing Date; (iv) an accident or incident involving the Property a11d not involving Buyer which occurred and became actionable prior to the Closing Date; (v) if that Claim arises from Seller)s willful misconduct, or (vi) in the case of injury or death to an employee of Seller prior to Delivery.

Upon delivery, buyer hereby waives, and releases each Indemnitee from, any Claims (whether existing now or hereafter arising) for or on account of or arising out of or in any way connected with injury to or death of any person or loss or damage to property or the loss of use of any property which may result from or arise in any manner out of or in relation to the ownership) condition, use, maintenance or operation of the Property (or any part thereof or Record relating thereto), either in the air or on the ground or at sea, or which may be caused by any defect in the Property (or any part thereof) from the material or any article used therein or from the design or testing thereof, or use thereof, or from any maintenance, service, repair, overhaul) or testing of the Property (or any part thereof) regardless of whe11 such defect may be discovered, whether or not the Property (or any part thereof) is at the time in the possession of Buyer; and regardless of the location of the Property (or any part thereof) at any such time.

The indemnities and releases in this Section 9 will continue m full force and effect notwithstanding the expiration or other termination of this Agreement and are expressly made for the benefit of and will be enforceable by each Indemnitee.

Seller and Buyer expressly agree that the indemnities and releases from Buyer set forth in this Section 9 will become effective immediately upon Delivery of the Property (or any portion thereat) to Buyer without further action by either Party (and will further survive any subsequent termination of this Agreement); provided, however, Buyer will at all times (both before and after Delivery of the Property) be liable for, and indemnify Seller against, any Claim, and all expenses (including but not limited lo costs of investigation and defense and reasonable fees incurred for attorneys, expert witnesses, consultants, and litigation support services) based upon~ caused by, arising from, or in any manner connected with, directly or indirectly, any Claim for (i) injury to, or death of, any officer, employee, agent or representative of Buyer, or (ii) damage to or destruction of any property or equipment of Buyer.

Section 10. Miscellaneous.

(a) Severability, Amendment) and Construction.
Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction) be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof; any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, Buyer and Seller hereby waive any provisions of law which renders any provisions prohibited or unenforceable in any respect. This Agreement supersedes any prior or contemporaneous agreements, whether oral or in writing, of the Parties, and will constitute the entire agreement of the Parties, with respect to its subject matter. No term or provision of this Agreement may be changed, waived) discharged) or terminated orally. The tem1s of this Agreement can only be changed, waived, discharged, or terminated by an instrument in writing expressed to be a supplement or amendment to this Agreement signed by an officer of the Party against which the enforcement of the change, waiver, discharge, or termination is sought. No waiver by Seller of a claim or default under this Agreement may be construed to be a waiver of any other claim or default. The captions and headings in this Agreement are for convenient reference only and will not define or limit any of the terms or provisions hereof Reference to this Agreement will mean this Agreement as it may be duly amended or supplemented from time to time. This Agreement is the product of negotiation between the Parties, and neither Party will be deemed the author of this Agreement for the purposes of interpretation, so that no rule of construction against a drafting party will apply.

(b) Governing Law, Jurisdiction.

This Agreement and all documents and instruments executed pursuant hereto will in all respects be governed by, and construed in accordance with, the laws of Nevada (including all matters of construction, validity, and performance), exclusive of any choice of law or rule or any other jurisdiction) which would cause any matter to be referred to the law of any jurisdiction other than the State of Nevada. Buyer hereby irrevocably consents that any legal action or proceeding against it or any of its assets with respect to the Agreement may be brought in any jurisdiction where Buyer or any of its assets may be found, in any state court of the State of Nevada, or in any federal court of the United States of America located in the State of Nevada, as Seller may elect, and by execution and delivery of this Agreement Buyer hereby irrevocably submits to and accepts with regard to any s1Jch action or proceeding, for itself and in respect of its assets, generally and unconditionally, the jurisdiction of the aforesaid courts. Buyer hereby irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid to Buyer at its address set forth in Section 1O(c) hereof. The foregoing, however, will not limit the rights of Seller to serve process in any other manner permitted by law or to bring any legal action or proceeding or to obtain execution of judgment in any jurisdiction. Buyer further agrees that final judgment against Buyer in any action or proceeding in connection with this Agreement will be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a ce1iified or exemplified copy of which will be conclusive evidence of the fact and the amount of Buyer's indebtedness. Buyer hereby irrevocably waives, to the fullest extent permitted by law, any objection which Buyer may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement brought in Nevada, and hereby further irrevocably waives any claim that any such suit, action, or proceeding brought in Nevada has been brought in an inconvenient forum.

(c) Notices.

All notices required under the terms and provisions hereof will be in writing, will he sent by personal service, confirmed fax transmission (followed by First Class mail copy), or nationally-recognized next-business-day courier service (such as Federal Express) addressed to Buyer or Seller at their addresses set forth in this Section 10(c) (or such other addresses as the Parties may designate from time to time in writing) and, except as otherwise provided herein, such notice will become effective upon actual delivery. Notices must be addressed, if to Seller, to Aircraft Transactions, Logistic Air, Inc., 231 Market Place Suite 203, San Ramon, California 94583 (fax. no. 925-476-1461), and if to Buyer, to _____ Baltia Airlines h1c., 63-25 Saunders Street Suite 7i Rego Park New York NY 11374 (fax 718 275~4731).

(d) Counterparts.

This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Fax transmission of a signature page hereof or any other document to be delivered by one Party to the other pursuant to this Agreement, signed by an authorized representative of a Party, will be conclusive evidence of the due execution by such Party of this Agreement or such other document. The Parties agree, however, to provide originally executed documents promptly following any fax transmission pursuant to this Section 10(d).

(e) Payments in U.S. Dollars.

All amounts to be paid hereunder must be paid in United States Dollars, in immediately available funds. All references to dollars or $ in this Agreement or any document delivered under it refer to the legal currency of the United States of America.

(f) Assignment.
This Agreement will benefit and bind the Parties and their successors and assigns, but neither the Agreement nor any rights under the Agreement may be assigned by Buyer without first obtaining the written consent of Seller. Buyer will remain primarily liable hereunder for the performance of all of the terms of this Agreement even if Seller consents to such assignment, as if such assignment bad not occurred, and such assignn1ent (and any future sale by Buyer or its approved assignee of the Property or any part thereof) will in no way diminish or discharge any of Buyer's obligations or Seller's rights hereunder.

(g) Third Parties.
This Agreement is not intended to, and will not create any rights in or confer any benefits upon anyone other than the Parties., the Indemnitees, and their permitted successors and assigns.

(h) Brokers.
Each Party agrees to indemnify the other against all claims, suits, damages, costs, and expenses (including, but not limited to, reasonable attorney's fees) asserted by any broker, agent, finder, or other third party for any commission, fee, or compensation of any nature whatsoever which in any way may result from, pertain to or arise in any manner out of or are in any manner related to, the sale of the Property as contemplated hereunder or the making of this Agreement (a "Broker Claim"), if such Broker Claim arises out of any action or alleged action by the indemnifying Party, its officers, directors, shareholders, agents, employees or its successors and assigns.

(i) Equitable Remedies.
Seller will be entitled to equitable enforcement or this Agreement it~ after Delivery of the Property to Buyer, Buyer materially breaches any provision of this Agreement

(j) Severability.
Whenever possible, each provision of this Agreement will be interpreted in such a way as to be effective and valid under applicable law. If a provision is prohibited by or invalid under applicable law, it will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(k) Confidentiality.
Except to the extent otherwise required by applicable law, Buyer and Seller hereby agree to maintain strict confidentiality with respect to the terms and conditions set forth herein; provided however, that this information may be disclosed to its counsel, directors, employees on a discretionary basis and for required Securities filings. Neither Party will mention the name of the other party in any press releases or in any publication without the prior review and consent of the other Party. Notwithstanding the foregoing, either Party may disclose to EAC only those portions of this Agreement regarding the provisions of Section 3 (g) above regarding Seller's responsibility for storage costs of the Airframe prior to Closing.

(1) Fees and Expenses.
Except as otherwise provided in this Agreement, Buyer and Seller will be responsible for their own legal, broker, agent, cotiStdting, escrow, inspection, maintenance, repair, investment banking~ customs, export, travel, lodging, and any other fees or expenses which may be incurred in connection with this transaction.

(m) Purchase Order / Invoice.
Notwithstanding any contrary language upon a purchase order or invoice relating to this transaction, no terms which may be on or attached to either Party's purchase order or invoice will have effect, it being understood that such purchase orders or invoices will be used for internal control purposes only.

(n) Assignment of Manufacturer Warranties
Effective upon delivery of the Aircraft to Buyer, Seller hereby assigns to Buyer any and all of Seller's rights, if any, under any warranty (express or implied), service policy or product agreement of any manufacturer or of any maintenance and overhaul agencies of the Aircraft, or any Part thereof, or any subcontractor or supplier or vendor thereof) to the extent that such rights are assignable.

(o) Further Documentation
Following the Sale Date, each of Seller and Buyer agrees that it will execute such further documents, as may be reasonably requested by the other in order to effectuate the purposes of this Agreement.

IN WITNESS WHEREOF) Seller and Buyer, each pursuant to due authority, have each caused this Airframe Purchase Agreement to be executed by their duly authorized officers as of the day and year first above written.

Seller: LOGISTIC AIR INC.

/ signed Vandi Cooper /

Title: V.P.

Date: 8-18-2009

Buyer: BALTIA AIRLINES INC.
/ signed - Igor Dmitrowsky /

Title: President

Date: 8-18-2009

AMENDMENT I
AIRCRAFT PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO AIRCRAFT PURCHASE AGREEMENT is made as of September 28, 2009, between LOGISTIC AIR, INC. ("Seller") and BALTIA AIRLINES INC. ("Buyer").

WHEREAS, Seller and Buyer are parties to an Aircraft Purchase Agreement dated as of August 12, 2009 ("Agreement"); and

WHEREAS, Seller and Buyer desire to amend the Agreement as set forth herein,

NOW, THEREFORE, in consideration of the mutual promises contained herein, Seller and Buyer agree that, effective as of the date hereof, the Agreement is amended as follows:

l. Capitalized terms used herein and not defined shall have the same meaning as in the Agreement. Except for the items listed below all other terms of the Purchase Agreement shall remain 1mchanged.

2. Section 3. Subcategory (a) of the Agreement is amended to read as follows:

Closing and Pre-Position of Certain Closing Documents - The Closing Date will be a business day on which banks in Reno, Nevada and the FAA Registry Office in Oklahoma City are open for business. Buyer and Seller shall agree to the Closing Date in writing. In no event will the Closing Date be later than November 23rd, 2009. The Closing will rake place by teleco11lerence on the agreed-upon date, provided that all necessary originally executed documents are pre- positioned. On the Closing Date, Buyer will execute and deliver to Seller an Aircraft Delivery Receipt in the form of Exhibit C hereto, confirming that the Property has been delivered to Buyer. The Property will be delivered to Buyer on the Closing Date at the Delivery location.

3. Except as specifically amended hereby, the Agreement is and shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties have executed and delivered this First Amendment to the Aircraft Purchase Agreement as of the date first written above.

Seller: LOGISTIC AIR INC.

/ signed Vandi Cooper /

Title: Vice-President

Date: September 28th, 2009

Buyer: BALTIA AIRLINES INC.
/ signed - Igor Dmitrowsky /

Title: President

Date: Nov. 18-2009

EXHIBIT A

THE AIRCRAFT

Manufacturer Type Boeing 747-200

Airframe Serial No. 21035

Registration No. N559EV
Engine Type N/A
Engine Serial Nos. N/A

EXHIBIT B

FORM OF AIRCRAFT CERTIFICATE OF ACCEPTANCE

BALTIA AIRLINES INC. ("Buyer") hereby agrees as follows:

1. Buyer and LOGISTIC AIR, Inc., ("Seller"), have entered into an A1rcraft Purchase Agreement dated as of August 12, 2009 (the "Agreement"), pursuant to which Buyer has agreed to purchase the Aircraft from Seller. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

2. Buyer has completed its inspection of the Aircraft and Aircraft Records, at Evergreen Air Center in Marana Arizona and has found them satisfactory and acceptable. Buyer has accepted for purchase from Seller one (1) used Boeing 747u200 aircraft, bearing manufacturer's serial number 21035 and registration No. N559EV, equipped with no engines and all Aircraft records (co11ectively, the "Property").

3. SELLER IS SELLING THE PROPERTY AND BUYER IS PURCHASING AND HEREBY ACCEPTS THE PROPERTY IN ITS "AS IS, WHERE IS" CONDITION.

4. DELIVERY OR DEEMED DELIVERY BY BUYER TO SELLER OF THIS ACCEPTANCE CERTIFICATE SHALL BE CONCLUSIVE PROOF AS BETWEEN SELLER AND BUYER THAT BUYER HAS EXAMINED THE PROPERTY AND THAT THE PROPERTY IS SATISFACTORY TO BUYER IN ALL RESPECTS.

IN WITNESS WHEREOF Buyer has caused this Acceptance Certificate to be executed by its duly authorized offer as of the date first set forth above.

September 15, 2009

Buyer:

BALTIA AIRLINES, INC.

/signed/
Print: Igor Dmitrowsky
Title: PRESIDENT

EXHIBIT C

FORM OF AIRCRAFT DELIVERY RECEIPT

thee undersigned hereby acknowledges that on this 19 day of November, 2009, at ____ (hours) Logistic Air, Inc. ("Seller") did deliver to Baltia Airlines, Inc. ("Buyer"), that certain Boeing model 747-200 Aircraft, bearing Manufacturer's Serial Number 2 I 035, Registration Number N559EV together with documents and records in Sellers possession (collectively, the "Property") at Evergreen Ait Center in Marana Arizona. The undersigned docs hereby further acknowledge that Buyer has received and does hereby accept delivery of the Property.

Buyer acknowledges that the Property has been delivered in accordance with the Aircraft Purchase Agreement dated as of August 12, 2009 be1ween Seller and Buyer.

Capitalized terms used herein and not otherwise defined shall have the meanings defined in the Agreement.

November 19, 2009

Buyer:

BALTIA AIRLINES, INC.

x /signed/
Print: IGOR DMITROWSKY
Title: PRESIDENT

EXHIBIT D

FORM OF AICRAFT WARANTY BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS:

THAT Logistic Air, Inc. ("Seller"), is the owner of the Boeing 747-200 series Aircraft bearing manufacturers serial no. 21035 and FAA registration no. N559EV.

THAT for and in consideration of the sum of $10 and other valuable consideration, Seller does on November 18th, 2009, grant, convey, transfer, bargain and sell, deliver and set over to Baltia Airlines, Inc. ("Buyer"), and to its successors and assigns, all of Seller's right, title, and interest in and to the above described Aircraft in its "AS IS", "WHERE IS" condition. and without representation or warranty of any kind or nature whatsoever (expressed or implied) except as expressly set forth herein or in tho Aircraft Purchase Agreement between Seller and Buyer dated as of August 12, 2009.

THAT Seller hereby warrants to Buyer, its successors and assigns that there is hereby conveyed to Buyer on the date hereof good title to the aforesaid Aircraft, free and clear of liens and encumbrances; Seller will warrant and defend such title against claims and demands of third parties condition occurring prior to the delivery of the Aircraft by Seller to Buyot1 excepting only any defects in title arising from Buyer's own acts.

THIS Bill of Sale is made and delivered pursuant to the provisions of the Aircraft Purchase Agreement dated August 12, 2009. Capitalized terms used herein and not otherwise defined shall have the meanings defined in the Agreement.

lN WITNESS WHEREOF, Seller has executed this Bill of Sale this 18 day of November, 2009.

SELLLER

LOGISTIC AIR, INC.

X /signed/
Print: Vandi Cooper
Title: V.P.